UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2008

______________

ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On November 12, 2008, Ecosphere Technologies, Inc. (the “Company”) entered into a Secured Line of Credit Agreement (the “Agreement”) and a Purchase Leaseback Agreement with Bledsoe Capital Group, LLC (“BCG”) under the terms previously reported on a Form 8-K filed October 31, 2008. In accordance with the Agreement, BCG advanced the first $500,000 on November 12, 2008.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 12, 2008, in connection with its 2008 shareholders meeting, the Company elected new officers for the upcoming year. In order to focus his time on the Company’s diversified product line, Dennis McGuire was appointed Chief Technology Officer and remains President of the Company and its wholly-owned subsidiary, Ecosphere Energy Services, Inc. Previously, Mr. McGuire was the Co-Chief Executive Officer, a position he shared with Patrick Haskell. Mr. Haskell remains Chairman of the Board and is now the Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ ADRIAN GOLDFARB
Adrian Goldfarb Chief Financial Officer

Date:  November 18, 2008